Exhibit B

Schedule of Transactions in Shares

Date of Transaction	Title of Class	Number of Shares Acquired	Number of Shares Disposed	Price Per Share

11/11/2025	Common Stock		43,531	$9.0580 (1)
11/12/2025	Common Stock		3,488	$9.0250 (2)
12/22/2025	Common Stock		100,000	$9.2009 (3)
12/29/2025	Common Stock		70,000	$8.6523 (4)

Date of Transaction	Title of Class	Number of Contracts Acquired	Number of Contracts Disposed	Price Per Share

1/5/2026	Option to purchase Common Stock	10,000		$0.3475
1/5/2026	Option to purchase Common Stock	10,000		$0.2475

(1) The price reported is a weighted average price. These Common Shares were sold in multiple transactions within the range of $8.95 to $9.10. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the range set forth in this footnote.

(2) The price reported is a weighted average price. These Common Shares were sold in multiple transactions within the range of $8.975 to $9.11. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the range set forth in this footnote.

(3) The price reported is a weighted average price. These Common Shares were sold in multiple transactions within the range of $9.14 to $9.24. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the range set forth in this footnote.

(4) The price reported is a weighted average price. These Common Shares were sold in multiple transactions within the range of $8.62 to $8.6852. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the range set forth in this footnote.